UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):       July 23, 2007
BTHC VI, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-52108	20-4864095

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:       (216) 431-9900

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 23, 2007, Kurt R. Brunden, Ph.D., Senior Vice President of Biopharmaceuticals of BTHC VI, Inc. (the “Company”), notified the Company that he would resign from his position effective July 31, 2007. Dr. Brunden has accepted a faculty position at the University of Pennsylvania.
     Additionally on July 23, 2007, the Company’s subsidiaries, Athersys, Inc. and Advanced Biotherapeutics, Inc. (collectively, “Athersys”), entered into a consulting agreement with Dr. Brunden. Pursuant to the terms of the consulting agreement, Dr. Brunden will render services to Athersys on an as-needed basis. Athersys will pay Dr. Brunden at least $30,000 for each year of service that he provides under the consulting agreement. The term of the consulting agreement is for three years, but may be terminated by either party upon three months’ written notice.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 27, 2007

BTHC VI, INC.
By:	/s/ Gil Van Bokkelen
	Name:	Gil Van Bokkelen
	Title:	Chairman & CEO